                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.03




                                     FORM OF

                          MEDICAL DEVICE ALLIANCE INC.

                            SERIES A PREFERRED STOCK

                                PRIVATE PLACEMENT

                                                                    CONFIDENTIAL

                              No. _________________






                             UP TO 1,333,334 SHARES*

                           OF SERIES A PREFERRED STOCK


                                    ISSUED BY


                          MEDICAL DEVICE ALLIANCE, INC.

                          PRIVATE PLACEMENT MEMORANDUM

        -----------------------------------------------------------------


                            ACCREDITED INVESTORS ONLY


                                 APRIL 15, 1997

        -----------------------------------------------------------------

                        For further information contact:

                           Donald K. McGhan, Chairman
                      3800 Howard Hughes Parkway Suite 1800
                             Las Vegas, Nevada 89109
                                  702/791-2910


    *THE COMPANY RESERVES THE RIGHT TO SELL UP TO 333,334 ADDITIONAL SHARES.

                                                   MEDICAL DEVICE ALLIANCE, INC.
                                                   PRIVATE PLACEMENT MEMORANDUM

                            ACCREDITED INVESTORS ONLY

                          Medical Device Alliance, Inc.
                              A Nevada Corporation
                              Dated: April 15, 1997

                          PRIVATE PLACEMENT MEMORANDUM

                  1,333,334 Shares* of Series A Preferred Stock
                   UP TO 1,333,334 SHARES* OF PREFERRED STOCK
                         ARE OFFERED AT $6.00 PER SHARE.
                THE MINIMUM PURCHASE IS 10,000 SHARES ($60,000).

THIS MEMORANDUM RELATES TO THE SALE OF UP TO 1,333,334 SHARES* OF SERIES A PREFERRED STOCK (THE "SHARES") OF MEDICAL DEVICE ALLIANCE, INC. ("MDA" OR THE "COMPANY").--THERE IS NO MINIMUM TOTAL NUMBER OF SHARES TO BE SOLD AND THE PROCEEDS FROM THE SALE OF SHARES WILL NOT BE ESCROWED.--THE OFFERING WILL
EXPIRE ON MAY 5, 1997, UNLESS EARLIER TERMINATED OR EXTENDED BY THE COMPANY. THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT. THE STOCK WILL BE SOLD ONLY TO THOSE WHO ARE "ACCREDITED INVESTORS."--THE MINIMUM INVESTMENT
IS 10,000 SHARES ($60,000), UNLESS OTHERWISE AGREED TO BY THE COMPANY.

                  PRICE TO INVESTORS                 SELLING COMMISSIONS                PROCEEDS TO ISSUER
PER SHARE               $6.00                            $0.60(2)                              $5.40
TOTAL               $8,000,004(1)                       $800,000(2)                      $7,200,004(2)(3)


(1) The Company reserves the right to sell up to 333,334 additional shares. If the Company sells an additional 333,334 shares, the proceeds to the Company would be $10,000,008, with selling commissions of $940,000 and proceeds to the Issuer of $9,060,008 before deducting expenses payable by the Company.

(2) The shares are being offered by the Company through Brookehill Equities, Inc. ("Brookehill"), selling agents and through the efforts of the Company's officers and directors. The Company has reserved up to 1,333,334 shares of the Offering to be sold through Brookehill, which has agreed to sell on a "best efforts" basis and will receive a fee equal to three percent (3%) of the net sales up to $8,000,004. Additionally, to the extent that sales of Common Stock hereunder are made by Brookehill and/or selling agents who are not officers or directors of the Company, a commission will be paid based on the offering price of the shares sold at a rate of either (at the selling agent's option): 7% in cash; or 3 1/2% in cash and warrants equal to 3 1/2% divided by $6.00 per warrant (the offering price). The shares are also being offered in part through the efforts of the Company's officers and directors. To the extent that sales are made as a result of the efforts of the Company's officers, no commissions will be paid. The amount of Selling Commissions in the table above assumes that all sales up to $8,000,004 are made through Brookehill and the remaining share sales are made through selling agents, with the commission at the maximum rate.

(3) Before deducting expenses payable by the Company in connection with the Offering which are not expected to exceed $200,000.

    * THE COMPANY RESERVES THE RIGHT TO SELL UP TO 333,334 ADDITIONAL SHARES.

                      THESE SECURITIES ARE SPECULATIVE AND
                          INVOLVE A HIGH DEGREE OF RISK

THIS MEMORANDUM IS SUBMITTED ON A CONFIDENTIAL BASIS FOR USE BY A LIMITED NUMBER OF INVESTORS SOLELY IN CONNECTION WITH THE CONSIDERATION OF A PARTICIPATION IN THE SERIES A PREFERRED STOCK (THE "STOCK') DESCRIBED HEREIN. THE USE OF THIS MEMORANDUM FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THE STOCK IS BEING OFFERED BY THE COMPANY, A NEVADA CORPORATION. THIS MEMORANDUM MAY NOT BE REPRODUCED OR REDISTRIBUTED, IN WHOLE OR IN PART, NOR MAY ITS CONTENTS BE DISCLOSED TO ANY PERSON OTHER THAN THE INVESTORS TO WHOM IT IS SUBMITTED EXCEPT AS REQUIRED BY LAW OR BY ANY REGULATORY AUTHORITY HAVING APPROPRIATE JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE COMPANY OR THE STOCK DESCRIBED HEREIN, EXCEPT FOR THE INFORMATION CONTAINED HEREIN AND THE HISTORICAL FINANCIAL INFORMATION PROVIDED AS EXHIBITS. INVESTORS PARTICIPATING IN THE STOCK DESCRIBED HEREIN SHOULD NOT RELY ON INFORMATION NOT CONTAINED IN EITHER THIS MEMORANDUM OR IN THE HISTORICAL FINANCIAL INFORMATION PROVIDED AS EXHIBITS.

THE STATEMENTS, ESTIMATES AND PROJECTIONS AS TO THE FUTURE FINANCIAL AND OPERATING RESULTS OF THE COMPANY HAVE BEEN PROVIDED BY THE COMPANY'S MANAGEMENT. THE PROJECTIONS OF FUTURE FINANCIAL AND OPERATING PERFORMANCE ARE INTENDED TO ASSIST IN AN EVALUATION OF THE STOCK BUT ARE NOT TO BE VIEWED AS FACTS AND SHOULD NOT BE RELIED UPON AS AN ACCURATE REPRESENTATION OF FUTURE RESULTS. FURTHERMORE, BECAUSE THE PROJECTED FINANCIAL INFORMATION IS BASED ON ESTIMATES AND ASSUMPTIONS ABOUT CIRCUMSTANCES AND EVENTS THAT HAVE NOT YET TAKEN PLACE AND ARE SUBJECT TO VARIATION, THERE CAN BE NO ASSURANCE THAT THE PROJECTED RESULTS WILL BE ATTAINED.

THE INFORMATION CONTAINED HEREIN IS PRESENTED AS OF THE DATE HEREOF, AND IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. NEITHER THE DELIVERY OF THIS MEMORANDUM AT ANY TIME NOR ANY STOCK ACQUIRED PURSUANT HERETO SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE SET FORTH ON THE COVER HEREOF.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE SECURITIES ADMINISTRATOR OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS

OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE ON THE AVAILABILITY OF THE EXEMPTIONS PROVIDED BY SECTIONS 4(2) OF SAID ACT AND/OR RULE 506 OF REGULATION D PROMULGATED THEREUNDER. EACH PURCHASER OR HIS PURCHASER REPRESENTATIVE(S) SHALL, DURING THE COURSE OF THIS OFFERING AND PRIOR TO THE SALE OF COMMON STOCK, HAVE ACCESS TO, AS WELL AS THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY, OR ANY PERSON ACTING ON THE COMPANY'S BEHALF, CONCERNING ANY ASPECT OF THIS OFFERING, AND THE RIGHT TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN TO THE EXTENT THAT THE COMPANY HAS SUCH INFORMATION OR IT CAN BE ACQUIRED WITHOUT UNREASONABLE EFFORT OR EXPENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED BY ANY STATE'S DEPARTMENT OF CORPORATIONS AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PREFERRED STOCK OFFERED HEREIN WILL NOT BE FREELY TRANSFERABLE AND NO MARKET FOR THE PREFERRED STOCK EXISTS OR IS EXPECTED TO DEVELOP. ACCORDINGLY, PURCHASE OF THE PREFERRED STOCK SHOULD BE CONSIDERED ONLY BY PERSONS WHO UNDERSTAND OR WHO HAVE BEEN ADVISED WITH RESPECT TO THE LONG-TERM NATURE OF, THE CONSEQUENCES AND RISKS ASSOCIATED WITH SUCH INVESTMENT AND WHO HAVE NO NEED FOR LIQUIDITY IN, AND CAN AFFORD A TOTAL LOSS OF, THEIR INVESTMENT.

NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN OR THE TAX TREATMENT WHICH MAY ACCRUE TO THE INVESTOR. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR INVESTMENT ADVICE. EACH SUBSCRIBER SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND BUSINESS ADVISOR AS TO THE LEGAL, TAX AND RELATED CONSEQUENCES OF INVESTMENT IN THE COMPANY. INVESTORS MUST LOOK SOLELY TO, AND RELY UPON, THEIR OWN ADVISORS WITH RESPECT TO THE TAX AND OTHER CONSEQUENCES OF THIS INVESTMENT.

EACH INVESTOR MUST RELY ON THE INVESTOR'S OWN EVALUATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT IN THE STOCK.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE STOCK IN ANY JURISDICTION TO ANY PERSON IF IT IS UNLAWFUL.

                AVAILABILITY OF DOCUMENTS/ACCESS TO INFORMATION

The description and summaries of the documents in this Memorandum do not purport to be complete and reference is made to the actual documents (copies of which are available at the offices of MDA) for a complete understanding of what they contain. Also, each prospective Investor and any Purchaser Representative are entitled to ask questions and to receive answers concerning the terms and conditions of this offering and may obtain additional information necessary to verify statements in this Memorandum that MDA can obtain without unreasonable effort or expense.

All such requests for additional information must be made in writing and must be acknowledged by MDA. Except for MDA's response to acknowledged requests, no person is authorized to give any information or to make any statement not contained in this Memorandum and any information or statement not contained herein cannot be relied upon as having been authorized by MDA or its directors or officers, any affiliates thereof, or any professional advisors thereto.

Each prospective Investor should use this opportunity to communicate directly with his own legal counsel, accountants and other professional advisors who can help the prospective Investor evaluate the merits and risks of the proposed investment.

The Company intends to furnish its shareholders with audited financial statements on an annual basis.


                        For further information contact:

                                DONALD K. McGHAN

                              CHAIRMAN OF THE BOARD

                          Medical Device Alliance, Inc.
                      3800 Howard Hughes Parkway Suite 1800

                             Las Vegas, Nevada 89109
                                  702/791-2910

                          MEDICAL DEVICE ALLIANCE, INC.

                                TABLE OF CONTENTS

I.      SUMMARY

             A.   The Company
             B.   The Offering
             C.   Sources and Uses of Funds
             D.   Capitalization
             E.   Proposed Equity Investment and Ownership

II.     SELECTED FINANCIAL INFORMATION

             A.   Historical Operating Data
             B.   Projected Operating Data

III.    INVESTMENT CONSIDERATIONS

             Attributes of Ultrasound Assisted Lipoplasty
             Opportunities for UAL Applications
             Management Team
             Exclusive Licensing & Research Agreements
             Market Size for the Company's Products
             Risk Factors

IV.     SUMMARY OF TERMS

             Investor Suitability Standards

V.      BUSINESS

             A.   BUSINESS SUMMARY
                  Background
                  Strategy
                  Products
                  Marketing
                  Licenses and Patents
                  Properties
                  Legal Proceedings

             B.   INDUSTRY AND COMPETITIVE ANALYSIS
                  Industry Trends
                  Government Regulation
                  International

             C.   HISTORICAL PERFORMANCE

             D.   PROJECTED OPERATING RESULTS

             E.   PROJECTED EQUITY CAPITALIZATION

VI.     MANAGEMENT

             Management
             Certain Transactions

VII.    DESCRIPTION OF CAPITAL STOCK

VIII.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

IX.     ADDITIONAL INFORMATION

X.      EXHIBIT

                            ACCREDITED INVESTORS ONLY

                                   I. SUMMARY

A. THE COMPANY. MEDICAL DEVICE ALLIANCE, INC. ("MDA" or the "Company") was founded in September, 1995, to develop, acquire, manufacture and market devices for an emerging medical procedure which results in the removal of body fat through the use of ultrasound. The removal of adipose (fat) tissue, a procedure known as suction lipectomy, is the most frequently performed aesthetic (cosmetic) surgical procedure in the United States. Traditionally, suction lipectomy has been performed using a probe (the "cannula") and a suction device. The use of specialized ultrasonic devices and probes for soft tissue aspiration, known as ultrasound assisted lipoplasty ("UAL"), provides less traumatic soft tissue removal with less post-operative bruising.

The Company holds the exclusive, worldwide rights to market and sell a patented ultrasonic system (the "System") which has received clearance under a 510(K) from the United States Food & Drug Administration (the "FDA") to be marketed for use in ultrasonic soft tissue aspiration. Although the FDA clearance is specific for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery, the Company has prepared additional submissions to the FDA for 510(K) clearance of the System for the specific surgical nomenclature "lipoplasty". Until the Company has obtained this additional clearance, the System cannot be marketed as a lipoplasty device.

In November, 1996, the Company incorporated its wholly-owned subsidiary, Lisonix, Inc., to market and distribute the System for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery and to research, develop, market and distribute related surgical devices and products. In December, 1996, the Company incorporated its wholly-owned subsidiary, MDA Capital, Inc., to provide financing and leasing to doctors, hospitals and clinics for medical equipment, including the System. Unless otherwise clearly indicated by context, reference to the Company herein will include the Company's wholly-owned subsidiaries.

The Company has the exclusive worldwide license agreement for the patented System, all improvement patents, foreign patents and related technology. The License Agreement also gives the Company the exclusive rights to utilize the 510(K) clearance to market the System for use in fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. The Company also has the worldwide (except for the former Soviet Union) rights for a tip design which is expected to improve UAL results in certain applications.

The System is currently being sold in the United States through the Company's direct sales force and technical representatives and is also being used clinically in the United States under the auspices of the Ultrasound Assisted Lipoplasty Task Force (the "UAL Task Force"), which includes representatives of the American Society for Aesthetic Plastic Surgery ("ASAPS"), the American Society of Plastic and Reconstructive Surgeons ("ASPRS"), the Plastic Surgery Educational Foundation ("PSEF"), the



                                                                         Page-1-

Aesthetic Surgery Education and Research Foundation ("ASERF") and the Lipoplasty Society of North America ("LSNA"). The Company also has distribution arrangements for the sale of the System in Europe, Latin America and Asia, Pacific Rim.

Within the medical industry, physicians are facing declining incomes as a result of healthcare cost-containment and many have turned to nonreimbursed aesthetic procedures to supplement their practices. This trend, combined with an aging population which is increasingly willing to spend disposable income on remedies that delay the symptoms of aging, is expected to increase the number of cosmetic procedures in the United States and worldwide well into the 21st century.

Suction lipectomy ("liposuction") is the most common procedure performed in aesthetic surgery today, with an estimated 350,000 procedures performed in the United States per year. Current liposuction techniques require the use of a cannula inserted into the subcutaneous (under the skin) fat tissue and the application of suction. Once suction has begun, the cannula is moved back and forth in a piston-like motion (not side to side), creating channels through the fat as the tissue is aspirated by suction. Unless the amount of fat being removed is very small, a second series of intersecting channels is created through a second incision. Although fat tissue is removed, complications can result from the movement of the cannula, including damage to connective tissue, blood vessels and nerves.

Unlike current liposuction techniques, UAL differs significantly by liquefying body fat using a specific ultrasonic energy delivered through a cannula or probe. The energy generated by sound waves at the cannula tip causes emulsification of fat cells. The liquefied fat is concomitantly removed from the body by suction. UAL has been practiced in Europe and South America for almost a decade. Recent improvements in equipment and technique appear to reduce the risk of complications and, as a result, UAL is receiving significant attention from plastic surgeons around the country. Advances in technology have also resulted in ultrasonic equipment and probe designs which are safer and more effective. Results of trials in Europe, presented to the American Society of Aesthetic Plastic Surgery, showed that UAL caused less trauma to the patients' tissue and less blood loss, leading to faster patient recovery. A position paper by the UAL Task Force highlights the advantages of UAL over conventional liposuction, which include reduced blood loss and damage to adjacent structures, less post-operative bruising and swelling, a shorter recovery period and an ability to remove more fat per procedure.

The UAL Task Force paper also notes that the FDA "has provided a 510(K) to Medical Device Alliance, Inc., manufacturer of an ultrasonic device for soft tissue removal in plastic surgery....However, the FDA has not given approval of any ultrasonic device for the specific purpose of lipoplasty. Clinical use of ultrasonic devices by plastic surgeons for lipoplasty is therefore considered `off label' by the FDA, although such use is not necessarily illegal or inappropriate." The Plastic Surgery Educational Foundation (PSEF), in conjunction with the UAL Task Force, has scheduled training sessions where surgeons can receive Certified Medical Education ("CME") accreditation in UAL and over 2,000 surgeons are expected to attend such CME training sessions in 1997 alone.



                                                                         Page-2-

The Company is seeking approximately $8,000,004 in equity capital to finance further research, development and testing of the Company's products, to fund costs associated with continued commercial development, production and marketing of the Company's products, to acquire other related technologies and targeted companies and as working capital for general corporate expenditures.




                                                                         Page-3-

B. THE OFFERING. The Company is seeking to raise up to $8,000,004 in equity capital to finance further research, development and testing of the Company's products, to fund costs associated with commercial development, production and marketing of the Company's products, to acquire other related technologies and targeted companies and as working capital. The Company is offering 1,333,334 shares of Series A preferred stock (the "Series A Preferred Stock" or the "Shares") in the Company, at $6.00 per share. The Shares thus offered will represent approximately 16.0% of the Company on a fully diluted basis. The Company is not obligated to sell any minimum total number of Shares, nor will the proceeds from the sale of Shares be placed in escrow. The Company also reserves the right to sell up to an additional 333,334 shares in the Offering. If the additional 333,334 shares are sold in the Offering, the share offered hereunder will represent approximately 19.2% of the Company on a fully diluted basis.

The minimum subscription is 10,000 shares ($60,000). The purchase price for the Series A Preferred Stock must be paid entirely upon execution of the Investment Agreement.

The Company anticipates that the proceeds from this offering will be sufficient to meet its capital needs through 1997 and that it may require additional funding in 1998 to acquire additional targeted technologies and/or companies. The Company anticipates that its operating subsidiaries will generate enough revenues to cover operating expenses in 1997.

An investment in the Company involves a high degree of risk and is suitable only for persons of substantial financial means who have otherwise provided liquidity in their investments and who can afford to lose their entire investment in the Company.

Investment in the Company is highly speculative and involves a high degree of risk. Realization of any economic benefit from an investment in the Company depends entirely on the ability of the Company to develop products having satisfactory commercial value and the Company's ability to successfully license and/or form strategic alliances to market such products and the Company's continuing performance under specific agreements.

The Company's Series A Preferred Stock will not be freely transferable and it is not anticipated that any trading market will be established. The Series A Preferred Stock shall be acquired for investment purposes only and not with a view to resale.

This Offering is made only to Accredited Investors as defined in Regulation D promulgated under the Securities and Exchange Act and is being made by the Company and selling agents. Qualified offerees and their representatives will have the opportunity, upon their request, to meet with and ask questions of the Company's Chairman of the Board concerning the terms and conditions of this Offering.

The offeree, by accepting delivery of the Memorandum, agrees to return it and all enclosed documents to the Company if the offeree does not purchase any of the shares offered thereby.

This Memorandum contains summaries of various executed and unexecuted documents and of certain statutes, rulings and/or regulations. Such summaries do not purport to be complete and are qualified in



                                                                         Page-4-
their entirety by reference to the original documents and the statutes, rulings and/or regulations mentioned, and by reference also to the definitions contained therein which may differ from common usage and also from agreement to agreement.

Neither the Company, nor any advisor, affiliate or representative of any of the foregoing, assumes any responsibility for the economic or tax consequences of this transaction to an investor. The Company has not received an opinion of counsel with respect to the tax consequences of this transaction. Each prospective investor is urged to consult his or her own tax counsel and accountant with respect to the tax implications of this Offering and must rely upon the advice of such tax counsel or accountant in assessing the tax implications of ownership of shares. Prospective investors and their advisors should review the risk factors relating to the tax matters set forth in this Memorandum with great care.


EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CAREFULLY STUDY THIS MEMORANDUM AND THE EXHIBIT HERETO, INCLUDING THE INVESTMENT AGREEMENT, AND TO SEEK THE ADVICE OF TAX, INVESTMENT, LEGAL AND OTHER COUNSEL BEFORE SUBSCRIBING FOR ANY OF THE SHARES. THE PROPOSED INVESTOR SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE.



                                                                         Page-5-

C. SOURCES AND USES OF FUNDS. Assuming the sale of 1,333,334 shares, the Company's net proceeds from the sale of the Shares offered hereby are estimated to be $7,000,004, after deducting commissions estimated at $800,000 and offering expenses payable by the Company estimated at $200,000.

The following is a statement of the proposed use of the proceeds of the Offering. Amounts are approximate and certain items could vary from those shown below. The uses are shown in the order of their priority:


THE FIGURES SET FORTH IN THE TABLE BELOW ARE ESTIMATES AND MAY NOT REFLECT THE ACTUAL APPLICATION OF THE PROCEEDS OF THIS OFFERING.


SOURCE OF PROCEEDS

         Sale of Series A Preferred Stock
         (net of commissions and offering expenses)(1)                                 $7,000,004

ESTIMATED USE OF FUNDS

         Regulatory and Clinical Testing                                                  500,000

         Research and Development                                                       1,500,000

         Operating Expenses (working capital)                                           1,300,004

         Equipment/Facilities                                                             500,000

         Professional Fees/Patent Applications                                            200,000

         Acquisition of technologies and companies                                      3,000,000


                  Total Use of Funds                                                   $7,000,004(2)

(1) Assumes the sale of 1,333,334 shares in this Offering. The Company reserves the right to sell an additional 333,334 shares in this Offering.

(2) The Company will seek to raise monies through additional equity offerings if the funds raised in this offering are not sufficient for these uses.



                                                                         Page-6-

D. CAPITALIZATION. The Company's acquisition of marketing rights, further development and testing of the System has been financed principally through the sale of stock to the Company's officers and directors and insiders and through the sale of 1,500,000 shares of the Company's Common Stock, par value $0.001 (the "Common Stock") at $5.00 per share under an offering and Private Placement Memorandum dated November 1, 1996 (the "Common Stock Offering").

The following table outlines the Company's capitalization at December 31, 1996, and pro forma to give effect to the net proceeds of the completion of the Common Stock Offering and the sale of 1,333,334 Shares offered hereby:

                                    As of December 31, 1996(1)    Pro Forma(2)
                                    --------------------------    ------------

Common Stock, $0.001 par value
50,000,000 shares authorized
         Existing Shareholders             $  4,214,199           $  8,454,225
         Investors                                   --                     --
Preferred Stock, $0.001 par value
20,000,000 shares authorized
         Existing Shareholders                       --                     --
         Investors(3)                                --              7,000,004
Accumulated Deficit(4)                       (1,876,873)            (1,876,873)

Total Stockholders' Equity                 $  2,337,326           $ 13,577,356

(1) Reflects Company's Capitalization as of December 31, 1996. Does not include up to 100,000 shares of Common Stock reserved for issuance pursuant to options which have been granted by the Company or up to 57,655 shares of Common Stock reserved for issuance pursuant to warrants which have been granted by the Company.

(2) As adjusted to reflect net proceeds from the sale of 1,333,334 Shares offered hereby. The Company reserves the right to sell an additional 333,334 Shares in this Offering.

(3) Does not include any warrants for Common Stock issuable to selling agents as commissions in this Offering.

(4)     Unaudited and subject to change upon completion of an audit.



                                                                         Page-7-

E. PROPOSED EQUITY INVESTMENT AND OWNERSHIP.The following table summarizes, as of March 31, 1997, the difference between the existing shareholders and the investors purchasing shares of Series A Preferred Stock in this offering with respect to the number of shares purchased from the Company:

                                                        PROPOSED EQUITY INVESTMENT AND OWNERSHIP

                                              Common and Preferred Stock                  Fully Diluted
                                                  Ownership at Close                      Stock Ownership
                                            Shares(000)          Percent(%)       Shares(000)         Percent(%)
                                            -----------          ----------       -----------         ----------
Existing shareholders                         6,800                 83.6%            6,800               81.6%
New investors(2)                              1,334                 16.4%            1,334               16.0%
Options and Warrants                              0                  0.0%              204(1)             2.4%

Total                                         8,134                  100%            8,338                100%

(1) Includes up to 58,334 shares reserved for issuance in connection with warrants issuable to selling agents as compensation in this Offering.

(2) The Company reserves the right to sell an additional 333,334 shares in this Offering.



                                                                         Page-8-

                       II. SELECTED FINANCIAL INFORMATION

A.       HISTORICAL OPERATING DATA

The following is summary financial information for the Company. The information listed below for the fiscal years ended December 31, 1995 and December 31, 1996 is unaudited, has been supplied by the Company and is subject to change upon the completion of an audit.

                                                                $'S IN 000'S
                                                Fiscal Year
                                         Ending December 31, 1995            Ending December 31, 1996
                                         ------------------------            ------------------------
Revenues                                               $0                             $294

Gross Profit                                            0                             213

Total Expenses                                         82                            2,008

OPERATING INCOME (LOSS)                              $(82)                         $(1,795)


B.       PROJECTED OPERATING DATA

Projected operating results are management's projections based on assumptions of market growth and the competitive advantages of the Company's products as discussed in this information memorandum. These figures represent management's estimates and there are no assurances that the following results will be achieved during the periods indicated.

                                                                                  $'S IN 000'S
                                                                                   Projected
                                                                          Fiscal Year Ending December 31,
                                                                   1997           1998         1999         2000
                                                                   ----           ----         ----         ----

Revenue
         Devices                                                $40,590          55,623        67,086       85,272
         Accessories/Disposables                                  4,710          13,165        23,172       32,301

Net Income before taxes                                          15,402          21,338        28,883       42,327




                                                                         Page-9-

                         III. INVESTMENT CONSIDERATIONS

ATTRIBUTES OF ULTRASOUND ASSISTED LIPOPLASTY. Surgeons have reported that Ultrasound Assisted Lipoplasty ("UAL") offers exceptional control of contouring, as the cannula can be accurately positioned and tissue removal can be spot specific. UAL requires considerably less physical exertion by the surgeon than traditional liposuction techniques and equipment, which allows for performance of precise body contouring. UAL also allows the surgeon to more precisely identify where and how much fat is being removed which results in a more even reshaping of overlying skin surfaces. Another advantage of UAL includes preliminary results which indicate that difficult fibrous areas, such as the male breast and back, are especially well treated. Surgeons have confirmed that large volumes of fat can be effectively removed with minimal blood loss, little or no bruising and exceptional control of contour.

OPPORTUNITIES FOR UAL. With over 350,000 liposuction procedures performed in the United States annually, the Company estimates the total annual market for UAL, as an adjunct or replacement for current liposuction techniques, to be approximately $150 million (U.S. dollars). The Aesthetic, Cosmetic, Plastic and Reconstructive Surgery market is comprised of many different medical specialties, including Plastic and Reconstructive Surgeons, ENT Surgeons, Otolaryngology, Dermatology, Oral-Maxillofacial and General Surgeons. The American Medical Association (the "AMA") reports that there are approximately 5,000 Plastic Surgeons, approximately 8,000 Dermatologists, approximately 8,000 ENTs, and approximately 8,300 Oral/Ocular/Maxillofacial Surgeons, in the United States alone. Internationally, the AMA reports approximately 24,500 physicians and surgeons in these same specialties. An estimated 9,000 practitioners from these various groups currently perform soft tissue removal procedures. An additional 100,000 liposuction procedures are performed annually outside the United States.

MANAGEMENT TEAM. The Company has assembled an experienced and skilled group of entrepreneurs, business and technical managers in its organization. The individuals involved have strong backgrounds in medical products development and manufacture, as well as experience in the management of large companies and start-up companies. The Board of Directors and operational management are especially accomplished in founding and building successful medical and biotechnology firms. Within recent years, members of the Board of Directors have founded and built companies that have been acquired by 3M Corporation, Johnson & Johnson, Union Carbide Corporation or are publicly traded.

EXCLUSIVE LICENSING & RESEARCH AGREEMENTS. The Company has actively pursued long-term licensing agreements and patents to acquire and secure proprietary technology. Through various agreements, the Company has obtained exclusive worldwide rights for a patented ultrasonic system (the "System"), all improvement patents, foreign patents and related technology. The Company also has the exclusive rights to utilize the 510(K) clearance to market the System for use in fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. The Company also has the



                                                                        Page-10-
worldwide (except for the former Soviet Union) rights for a tip design which is expected to improve UAL results in certain applications.

MARKET SIZE FOR THE COMPANY'S PRODUCTS. Within the medical industry, physicians are facing declining incomes as a result of healthcare cost-containment and many have turned to nonreimbursed aesthetic procedures to supplement their practices. This trend, combined with an aging population which is increasingly willing to spend disposable income on remedies that delay the symptoms of aging, is expected to increase the number of cosmetic procedures in the United States and worldwide well into the 21st century. Suction lipectomy ("liposuction") is the most common procedure performed in aesthetic surgery today, with an estimated 350,000 procedures performed in the United States per year. The Company expects procedures performed internationally to eventually reach the same number of procedures per year as in the United States in the future.

RISK FACTORS. An investment in the Company involves various risk factors, in addition to general investment risks and any risk peculiar to a prospective investor. Prospective investors should carefully consider the following before making a decision to invest in the Company.

Early Stage of the Company and its Products. The Company and its products are in an early stage of development. The Company generated limited commercial product sales of the Company's devices in 1996. The Company's revenues in 1996 consisted of payments for its devices which were purchased by others engaged in clinical testing of UAL and ultrasound assisted body contouring ("UBC"). To achieve profitable operations on a continuing basis, the Company must successfully improve, introduce, market and distribute its products. The time frame necessary to achieve market success for any individual product is uncertain. Most of the Company's products will require additional research and development, preclinical testing and clinical testing prior to commercialization. There can be no assurance that the Company's research or product development efforts will be successfully completed, that required regulatory approvals can be obtained, that products can be manufactured at acceptable cost and with appropriate quality, that any approved products can be successfully marketed, or that any products that may be marketed will be favorably accepted.

History of Losses; Uncertainty of Future Profitability. As of December 31, 1996, the Company had accumulated net losses of $1,876,873 (unaudited) since its inception in 1995. These losses have resulted primarily from the Company's acquisition of exclusive rights to a patented ultrasonic system which has received 510(K) clearance to be marketed for use in ultrasonic soft tissue aspiration, research and development activities, preclinical and clinical testing, limited marketing activities and the general and administrative expenses associated with these activities. The extent of losses and the time required to reach profitability are highly uncertain. To achieve sustained profitable operations, the Company must successfully develop, test, manufacture, market and distribute its products. There can be no assurance that the Company will be able to achieve profitability or that profitability, if achieved, can be sustained on an ongoing basis. Moreover, if profitability is achieved, the level of that profitability cannot be accurately predicted.



                                                                        Page-11-

Additional Financing Requirements and Uncertainty of Capital Funding. The Company will require additional funding to acquire other patented technology, conduct research and development and preclinical and clinical testing, to obtain regulatory approval for its products, and to manufacture, distribute and market its products. The Company currently anticipates that it may need to obtain additional financing in 1998 to acquire additional targeted technologies and/or companies. The Company's capital requirements will depend on numerous factors including the progress and magnitude of the Company's sales, the time involved in obtaining additional regulatory approvals, the cost involved in filing, prosecuting and enforcing patent claims, technological advances, competitor and market conditions, the ability of the Company to establish collaborative arrangements, and the cost and effectiveness of commercialization activities and arrangements. The Company is dependent on the proceeds of this offering to continue development and testing of its products and to acquired targeted technologies and businesses. The Company may require funds in addition to the proceeds of this offering and its current cash resources to fund its operations. The Company has raised funds in the past through private stock sales to officers, directors and insiders and may consider collaborations with various companies and other potentials for equity investment, license agreements or other funding. The Company contemplates raising funds in the future through public or private financings, collaborative arrangements or from other sources. It is unlikely that the Company will be able to satisfy its financing requirements from banks or other traditional lending institutions. There can be no assurance that the necessary additional financing will be available to the Company on acceptable terms, if at all. If additional funding is not available to the Company when needed, the Company will be required to curtail development programs if revenues are not sufficient to fund these activities and the Company's business and financial condition would be materially adversely affected.

Competition and Technological Uncertainty. The Company operates in a rapidly evolving field. Competition from other domestic and foreign companies, medical device and other research and academic institutions in the areas of product development, product and technology acquisition, manufacturing and marketing is intense and is expected to increase. These competitors may succeed in obtaining approval from the U.S. Food and Drug Administration (the "FDA") or other regulatory agencies for their products more rapidly than the Company. Competitors have also developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing the uses for which the Company is developing its products. The Company has identified four competitors involved in developing devices for UAL: SMEI (Italy); Medicamat (Laboratory Sebbin) (France); Morwel (Tucson, Arizona); and Mentor Corporation (Santa Barbara, California). To the best of the Company's knowledge, none of the Company's competitors have received any regulatory approvals in the United States for UAL equipment or devices. The Company's competitive position may be adversely affected by product developments or approvals for UAL devices which may be achieved in the future by these or other companies. Many of the Company's competitors have substantially greater financial, technical and human resources than the Company and substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approvals and manufacturing and marketing. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective or affordable than those being developed by the Company or that would render the Company's technology and products less competitive or obsolete.




                                                                        Page-12-

The Company's products are subject to the risks of failure inherent in the development and testing of products based on innovative technologies. These risks include the possibilities that this technology or any or all of the Company's products may be found to be ineffective or to have limitations or otherwise fail.

One or more of the Company's competitors may achieve patent protection which could have a material adverse effect on the Company. Although the Company does not currently have any specific plans to do so, it may pursue or may be required to defend patent litigation or patent interference proceedings with holders of competitive patents. The Company may incur substantial costs in such proceedings. In addition, such proceedings may impact the Company's competitive position and there can be no assurance that they will be successful.

Unproven Safety and Efficacy; Clinical Trials. The Company's devices currently under development will require clinical testing prior to application for commercial use. Although there are numerous published reports of clinical applications of ultrasound energy to dissect, emulsify or fragment tissues prior to removal by aspiration, none of the Company's products has been approved for the specific surgical nomenclature "lipoplasty" or for Ultrasound Assisted Lipoplasty or Ultrasound Assisted Body Contouring and further testing efficacy and safety in humans will be required. There can be no assurance that testing will show the Company's products to be safe or efficacious. There can be no assurance that additional applications for 510(K) market clearance by the FDA for the System or any of the Company's products currently under development will be completed successfully within any specified time period, if at all. There can be no assurance that the Company will not encounter problems in development or clinical trials that will cause the Company to delay, suspend or cancel clinical trials.

Government Regulation. The production and marketing of the Company's products and its ongoing development, preclinical testing and clinical trial activities are subject to regulation by numerous governmental authorities in the United States and other countries. Most products developed by the Company must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process mandated by the FDA and comparable foreign authorities before they can be marketed. These processes can be lengthy and expensive. Failure to comply with the applicable regulatory requirements can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product recalls, operating restrictions, injunctions and criminal prosecution.

The time required for completing such testing and obtaining such approvals is uncertain and approval itself may not be obtained. In addition, delays or rejections may be encountered based upon changes in FDA policy during the period of product development and FDA regulatory review of each submitted new device application or product license application. Similar delays may also be encountered in foreign countries. There can be no assurance that even after such time and expense regulatory approval will be obtained for any products developed by the Company. Moreover, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. Further, even if such regulatory approval is obtained, a marketed product, its



                                                                        Page-13-
manufacturer and the facilities in which the product is manufactured are subject to continual review and periodic inspections. Later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product or manufacturer, including withdrawal of the product from the market and litigation.


Product Liability Exposure; Insurance Coverage. The use of the Company's products in clinical trials and the sale of such products may expose the Company to liability claims. These claims could be made directly by consumers, or by companies, institutions or others using or selling such products. Although the Company has obtained product liability insurance coverage, there can be no assurance that claims made against the Company could not exceed the limits of the Company's insurance and such claims could have a material adverse effect on the Company. In addition, there can be no assurance that, if the Company seeks additional insurance coverage in the future, such coverage will be available at reasonable cost and in amounts sufficient to protect the Company against claims that could have a material adverse effect on the financial condition and prospects of the Company. Further, adverse product liability claims could negatively impact the Company's ability to obtain or maintain regulatory approvals for its products.

Possible Adverse Effects of Future Legislation or Regulations. Heightened public awareness and concerns regarding the growth in overall health care expenditures in the United States, combined with the continuing efforts of government to contain or reduce costs of health care, may result in the enactment of national health care reform or other legislation or regulations that impose limits on the number and type of medical procedures which may be performed or which have the effect of restricting a physician's ability to select specific products for use in certain procedures. Such new legislation or regulations may adversely affect the demand for the Company's products or adversely affect the Company's regulatory compliance efforts. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposed legislation and regulations to implement governmental control. For example, the Clinton Administration and other federal legislators have proposed health care reform legislation that may impose pricing or profitability limitations or other restrictions on companies in the health care industry. The announcement of such proposals may adversely affect the Company's ability to raise capital or to form collaborations, and the enactment of any such reforms could have a material adverse effect on the Company. In certain foreign markets, the pricing and profitability of health care products are subject to governmental influence or control. In addition, legislation or regulations that impose restrictions on the price that may be charged for health care products or medical devices may adversely affect the Company's results of operations. The Company is unable to predict the likelihood of adverse effects which might arise from future legislative or administrative action, either in the United States or abroad.

Reimbursement. Although the procedures performed using the Company's devices are not expected to be covered by health insurance plans, the Company's ability to successfully commercialize its products may depend in part on the extent to which reimbursement for such products and related treatment will be available from government health administration authorities, private health insurers and other organizations. Such payers are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of healthcare products, and there can be no assurance that adequate reimbursement coverage will be available to enable the Company to



                                                                        Page-14-
achieve market acceptance of its products or to maintain price levels sufficient for realization of an appropriate return on its products.

Limited Capabilities and Experience. The Company has limited capabilities and experience in regulatory activities, clinical trial testing, manufacturing, marketing, sales and distribution of its products. Where possible and appropriate, the Company intends to seek collaborative arrangements for marketing and sales services, and to establish distribution channels for the Company's devices. As noted above, there can be no assurance that such collaborative arrangements can be negotiated or will be successful.

Patents and Proprietary Technology. The Company's success will depend, in part, on its and its licensors' ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. The Company has been issued or has filed applications for U.S. and foreign patents and has licenses or exclusive license options to patents or patent applications of others. The patent position of medical device firms generally is highly uncertain and involves complex legal and factual questions. There can be no assurance that the Company's patent applications will be approved, that any issued patents will provide the Company with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on the Company.

The Company's competitors and other companies, institutions and individuals have been issued patents which are competitive with the Company's patents or patent applications. In addition, the Company's competitors and other companies, institutions and individuals may have been issued competitive patents of which the Company is not aware. Furthermore, the Company's competitors and other companies, institutions and individuals may in the future file applications for, or may license or otherwise obtain proprietary rights to, patents which are competitive with the Company's patents or patent applications, or which conflict in certain respects with claims made under the Company's applications. Such conflicts could result in a reduction in coverage or denial of the Company's patent applications or patents or could have an adverse effect on the Company's competitive position. In the event of such conflicts, the Company may pursue interference proceedings against, or may be required to defend patent litigation or patent interference proceedings with, holders of such competitive patents. The Company may incur substantial costs in such proceedings. Such proceedings may adversely effect the Company's competitive position and there can be no assurance that they will be successful. In addition, if patents that contain competitive or conflicting claims are issued to others and such claims are ultimately determined to be valid, the Company may be required to obtain licenses to patents or other proprietary rights of others. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. Furthermore, there can be no assurance that others will not independently develop similar products, will not duplicate any of the Company's products or, if patents are issued to the Company or its licensors, will not infringe such patents. The Company could incur substantial costs in defending itself in suits brought against it on its patents or in bringing suits to protect the Company's patents. There can be no assurance that any such proceedings will be successful. The Company also protects its proprietary technology and processes in part by confidentiality agreements with its partners, employees and consultants. There can



                                                                        Page-15-
be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

Dependence upon Key Personnel and Consultants. The Company's ability to successfully develop its products, manage growth and maintain a competitive position will depend in a large part on its ability to attract and retain highly qualified technicians and management personnel and to develop and maintain relationships with leading research institutions and consultants. The Company is highly dependent upon its Chairman, the principal members of its management, key employees, scientific staff and consultants which the Company may retain from time to time. Competition for such personnel and relationships is intense and there can be no assurance that the Company will be able to continue to attract and retain such personnel. The Company's consultants may be affiliated or employed by others and some have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. The Company addresses such potential conflicts by requiring that its consultants, collaborators and sponsored researchers execute confidentiality agreements upon commencement of relationships with the Company, by closely monitoring the work of such persons and by requiring material transfer and patent assignment agreements wherever possible and appropriate. Inventions or processes discovered by such persons will not necessarily become the property of the Company and may remain the property of such persons or others.

Dependence upon Suppliers. The Company currently depends upon an outside supplier to provide finished ultrasonic systems. Although the Company has entered into exclusive agreements with this supplier, there can be no assurance that such ultrasonic systems will continue to be available to the Company's standards or that these arrangements will be successful or that the Company will not encounter delays or other problems which may adversely affect its business.. Where possible and appropriate, the Company intends to identify alternative suppliers, enter into supply contracts or produce certain materials or components in-house. There can be no assurance that the Company will be able to produce needed materials or components in-house in a timely manner or in sufficient quantities to meet the needs of the Company, if at all.

Environmental Matters. The Company is subject to federal, state, county and local laws and regulations relating to the protection of the environment. In the course of its business, the Company may be involved in the handling, storage and disposal of materials which are classified as hazardous. The Company believes that its operations comply in all material respects with applicable environmental laws and regulations. The Company continues to make capital and operational expenditures for protection of the environment in amounts which are not material. However, there can be no assurance that future expenditures will not have a material adverse effect on the Company. In addition, there can be no assurance that future laws and regulations will not adversely affect the Company's business.

Control by Principal Shareholders. After this offering, the Company's officers, directors, founders, employees and principal shareholders will own approximately 63.3% of the Company's outstanding Stock (60.8% of the outstanding Stock if the Company elects to sell an additional 333,334 shares in



                                                                        Page-16-
this Offering). These shareholders will be able to elect a majority of the Company's Board of Directors and will have the ability to control the Company and direct its business and affairs. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company.



                                                                        Page-17-

Limited Offering Proceeds. The Company is dependent on the proceeds of this offering to continue development and testing of its products and to acquire targeted technologies and businesses. Although the Company expects it operating subsidiaries to generate enough revenue to fund their operating expenses, the Company will require substantial funds in addition to the proceeds of this offering and its current cash resources to acquire additional technologies and businesses.

No Dividends. The Company has never paid dividends, cash or otherwise, on its capital stock and does not anticipate paying any such dividends in the foreseeable future.

Dilution. Purchasers of shares in this offering will experience an immediate substantial dilution per share. The Company also contemplates future sales of Common and/or Preferred Stock through public or private offerings.

Restrictions on Transfer of Series A Preferred Stock. There is no public or other market for the Shares, nor will such market develop. A purchaser of Series A Preferred Stock offered pursuant to this private offering must, therefore, bear the economic risk of the investment for an indefinite period of time. Neither the Series A Preferred Stock offered hereby, nor the Common Stock into which the Series A Preferred Stock is convertible, has been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws, and, therefore, cannot be sold or otherwise transferred unless it is registered under the Act or an exemption from such registration is available. Such restrictions upon the sale of Series A Preferred Stock are in addition to the restrictions upon the sale or other transfer of the Series A Preferred Stock which are provided in the Company's Certificate of Incorporation or the Investment Agreement for this Offering (see "Description of Capital Stock"). The Company will not qualify as a reporting company under the Act and, accordingly, Rule 144 promulgated thereunder will not be available for resale of Shares by investors. In addition, the Company has not agreed, and thus is not required, to register the Shares for resale by investors under the Act. In no event may an investor sell or transfer his or her Series A Preferred Stock unless such Shares are registered under the Act or an exemption from such registration becomes available.

Determination of Offering Price. The price of the Series A Preferred Stock offered hereby has been determined by the Company. There is no direct relation between such price and the Company's assets, net worth, book value or any recognized criterion of value.


THE FOREGOING IS A SUMMARY OF THE MORE SIGNIFICANT RISKS RELATING TO INVESTMENT IN THE COMPANY. THE FOREGOING SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO HEREIN ARE THE ONLY RISKS INVOLVED IN THIS INVESTMENT, NOR SHOULD THE REFERENCE TO THE RISKS HEREIN BE DEEMED A REPRESENTATION THAT SUCH RISKS ARE OF EQUAL MAGNITUDE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN ADVISORS AS TO THE INVESTMENT AND ANY TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.



                                                                        Page-18-

                              IV. SUMMARY OF TERMS

SERIES A PREFERRED STOCK OFFERED HEREBY

ISSUE: 1,333,334 shares(1) of Series A Preferred Stock (the "Series A Preferred Stock").

PROCEEDS:                           $8,000,004(2)(3).

PRICE:                              $6.00 per share.

MINIMUM SUBSCRIPTION:               Ten Thousand (10,000) Shares of MDA Series A
                                    Preferred Stock; MINIMUM INVESTMENT --
                                    $60,000, unless otherwise agreed to by the Company. No fractional shares will be issued to Investors.

DATE OF TERMINATION OF OFFERING:    May 5, 1997,
                                    unless previously terminated or extended by the Company.

DIVIDENDS ON SERIES A PREFERRED
STOCK: Dividends or distributions will be payable when and if declared by the Board of Directors. The Company does not expect to pay dividends in the foreseeable future.

VOTING RIGHTS:                      All Series A Preferred Stock will have
                                    voting rights as provided by the Company's
                                    Certificate of Determination of Preferences of Preferred Stock.

FINANCIAL INFORMATION:              The Company was incorporated in September
                                    1995 and has a limited operating history.
                                    The Company intends, in the future, to
                                    furnish its shareholders with audited,
                                    consolidated financial statements on an
                                    annual basis.



(1)     THE COMPANY RESERVES THE RIGHT TO SELL UP TO 333,334 ADDITIONAL SHARES.

(2) IF THE COMPANY SELLS AN ADDITIONAL 333,334 SHARES, THE PROCEEDS TO THE COMPANY WOULD BE $10,000,008(3).

(3)     BEFORE PAYMENT OF COMMISSIONS AND EXPENSES ASSOCIATED WITH THE OFFERING.



                                                                        Page-19-

RESTRICTIONS
ON TRANSFER:                        Investors will receive shares of Series A
                                    Preferred Stock which are subject to
                                    restrictions on transfer imposed under
                                    Federal and State securities laws and are also subject to a right of first refusal under the Investment Agreement.

REGISTRATION RIGHTS:                The Company agrees that Investors will be
                                    provided with Registration Rights for the Series A Preferred Stock as detailed in the Investment Agreement which terms and conditions are incorporated herein by reference.

ACCREDITED INVESTORS ONLY:          This Offering is limited to individuals or
                                    entities that are Accredited Investors, as defined in Regulation D promulgated under the Securities Act of 1933. An Investor will also be required to make certain representations to the Company regarding the suitability of this investment to said
                                    Investor. The Investment Agreement also
                                    contains a representation to be made by each Investor that the Investor is acquiring the Common Stock for investment and not for distribution or sale to other persons or entities.

NO ESCROW:                          There is no minimum required number of
                                    shares to be sold and the Company will
                                    receive the proceeds from the Offering
                                    directly. The Company needs to raise
                                    promptly substantially all of the proceeds sought to be raised in this Offering.
                                    Although the Company's current operations are profitable, the inability to raise such funds promptly may significantly and adversely effect the Company's ability to achieve its financial objectives and future operations.

                                    The proceeds raised from the Offering will be immediately received from the Company and will be used in its business. Accordingly, Investors will be subject to the risk that their investment proceeds will be spent by the Company and that the Company will fail to raise the additional proceeds necessary to make the investments viable. The Company believes that the lack of adequate funding is the single most important obstacle which must be overcome if its business is to be successful. The Company may seek to raise additional funds through other private or public equity or debt offerings, among other things, however, there can be no assurance that additional financing can be obtained, that the cost of any such financing will be satisfactory to the Company or that the terms of the financing will not dilute the interests of existing investors.



                                                                        Page-20-

RISK FACTORS:                       This Investment is subject to significant
                                    risks as set forth herein.

COMMISSIONS/PLACEMENT AGENT:        Commissions and finder's fees may be paid
                                    with respect to some or all of the sale of Series A Preferred Stock hereunder. Any such commissions and fees shall be paid by the Company and none shall be payable by the Investor. The Company has reserved up to 1,333,334 shares of the Offering to be sold through Brookehill Equities, Inc., which has agreed to sell the Series A Preferred Stock on a "best efforts" basis and will receive a fee equal to three percent (3%) of the net sales up to $8,000,004. Additionally, to the extent that sales of Series A Preferred
                                    Stock hereunder are made by Brookehill
                                    Equities, Inc. and/or other selling agents who are not officers or directors of the Company, a commission equal to (at the selling agent's option) either: (i) Seven
                                    Percent (7%) in cash; or (ii) Three and One
                                    Half Percent (3 1/2%) in cash and warrants equal to Three and One Half Percent (3 1/2%) divided by Six Dollars ($6.00) per warrant, will be paid on sales made by selling agents. To the extent that sales of Series A
                                    Preferred Stock are made hereunder by
                                    officers or directors of the Company, no commission will be paid on such sales.

USE OF PROCEEDS:                    The Company intends to use the net proceeds
                                    of the sale of the Series A Preferred Stock to engage in further research, development and testing of the Company's products, to fund costs associated with commercial development, production and marketing of the Company's products, acquire certain businesses and technology identified as desirable and compatible to the Company's future plans and as working capital.


   PROSPECTIVE INVESTORS SHOULD NOT EXECUTE THE INVESTMENT AGREEMENT UNTIL ANY
                 QUESTIONS THEY MAY HAVE REGARDING THIS VENTURE
                       HAVE BEEN SATISFACTORILY ANSWERED.



                                                                        Page-21-

INVESTOR SUITABILITY STANDARDS

Investment in Shares involves a high degree of risk. The Company and the Company's selling agents in this offering will offer and sell the Shares only to accredited investors as that term is defined under Regulation D promulgated with the Securities Act of 1933, as amended ("the Act"). Each Investor should know that: the Shares have to be held for an indefinite period of time; that there will be no public market for the Shares; and the sale or transfer of Shares is specifically restricted under the Company's Certificate of Incorporation. The restrictions on transferability of Shares, combined with the lack of a public market for the Shares, makes the investment in Shares suitable only for investors who have no need for liquidity in this investment.

To be eligible to purchase Shares, prospective shareholders must meet the Accredited Investor requirements described below.

Under Regulation D an "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

(1) any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act of 1991 whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
         Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(3) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner or a general partner of that issuer;



                                                                        Page-22-

(5) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii);

(8)      any entity in which all of the equity owners are accredited investors.

In addition to satisfying the above definition of Accredited Investor, each prospective investor will be required to represent that he or she: has funds adequate to meet personal needs and contingencies; has no need for liquidity of the investment; is purchasing the Series A Preferred Stock for investment only and not with a view toward its resale or distribution; and that he or she is not acquiring the Series A Preferred Stock on behalf of a person who could not meet the standards for investment in Series A Preferred Stock and that he or she, either alone or together with a Purchaser Representative (as defined in Regulation D), has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in Series A Preferred Stock.

Representations and requests for information regarding the foregoing are included in the Investment Agreement which each prospective investor will be required to complete. Prospective investors will also be required to provide whatever additional evidence is deemed necessary by the Company to substantiate information or representations contained in the Investment Agreement. In addition, the representations required by the Investment Agreement are only minimum standards, and the satisfaction of those standards does not necessarily mean that Series A Preferred Stock is a suitable investment for a prospective investor. The Company reserves the right, in its sole discretion, to determine whether it will sell Shares to any particular prospective investor, regardless of whether such investor meets the minimum suitability standards. Sales of the Common Stock also will be made in compliance with any applicable state suitability requirements, which may be higher than those set forth above.


THE ACCEPTANCE OF A SUBSCRIPTION FOR SERIES A PREFERRED STOCK BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE COMPANY IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION AS TO THE SUITABILITY OF INVESTMENT IN THE COMPANY MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS ADVISORS.




                                                                        Page-23-

                                   V. BUSINESS

BACKGROUND. MEDICAL DEVICE ALLIANCE, INC. ("MDA" or the "Company") was founded in September, 1995, to develop, acquire, manufacture and market devices for an emerging medical procedure which results in the removal of body fat through the use of ultrasound. The removal of adipose (fat) tissue, a procedure known as suction lipectomy, is the most frequently performed aesthetic (cosmetic) surgical procedure in the United States. Traditionally, suction lipectomy has been performed using a probe (the "cannula") and a suction device. The use of specialized ultrasonic devices and probes for soft tissue aspiration, known as ultrasound assisted lipoplasty, provides less traumatic soft tissue removal with less post-operative bruising.

The Company holds the exclusive, worldwide rights to market and sell a patented ultrasonic system (the "System") which has received clearance under a 510(K) from the United States Food & Drug Administration (the "FDA") to be marketed for use in ultrasonic soft tissue aspiration. Although the FDA clearance is specific for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery, the Company has prepared additional submissions to the FDA for 510(K) clearance of the System for the specific surgical nomenclature "lipoplasty". Until the Company has obtained this additional clearance, the System cannot be marketed as a lipoplasty device.

The Company has the exclusive worldwide license agreement for the patented System, all improvement patents, foreign patents and related technology. The License Agreement also gives the Company the exclusive rights to utilize the 510(K) clearance to market the System for use in fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. The Company also has the worldwide (except for the former Soviet Union) rights for a tip design which is expected to improve UAL results in certain applications.

The System is currently being sold in the United States through the Company's direct sales force and technical representatives and is also being used clinically in the United States under the auspices of the Ultrasound Assisted Lipoplasty Task Force (the "UAL Task Force"), which includes representatives of the American Society for Aesthetic Plastic Surgery ("ASAPS"), the American Society of Plastic and Reconstructive Surgeons ("ASPRS"), the Plastic Surgery Educational Foundation ("PSEF"), the Aesthetic Surgery Education and Research Foundation ("ASERF") and the Lipoplasty Society of North America ("LSNA"). The Company also has distribution arrangements for the sale of the System in Europe, Latin America and Asia, Pacific Rim.

Within the medical industry, physicians are facing declining incomes as a result of healthcare cost-containment and many have turned to nonreimbursed aesthetic procedures to supplement their practices. This trend, combined with an aging population which is increasingly willing to spend disposable income on remedies that delay the symptoms of aging, is expected to increase the number of cosmetic procedures in the United States and worldwide well into the 21st century.



                                                                        Page-24-

Suction lipectomy ("liposuction") is the most common procedure performed in aesthetic surgery today, with an estimated 350,000 procedures performed in the United States per year. Current liposuction techniques require the use of a cannula inserted into the subcutaneous (under the skin) fat tissue and the application of suction. Once suction has begun, the cannula is moved back and forth in a piston-like motion (not side to side), creating channels through the fat as the tissue is aspirated by suction. Unless the amount of fat being removed is very small, a second series of intersecting channels is created through a second incision. Although fat tissue is removed, complications can result from the movement of the cannula, including damage to connective tissue, blood vessels and nerves.

Unlike current liposuction techniques, UAL differs significantly by liquefying body fat using a specific ultrasonic energy delivered through a cannula or probe. The energy generated by sound waves at the cannula tip causes emulsification of fat cells. The liquefied fat is concomitantly removed from the body by suction. UAL has been practiced in Europe and South America for almost a decade. Recent improvements in equipment and technique appear to reduce the risk of complications and, as a result, UAL is receiving significant attention from plastic surgeons around the country. Advances in technology have also resulted in ultrasonic equipment and probe designs which are safer and more effective. Results of trials in Europe, presented to the American Society of Aesthetic Plastic Surgery, showed that UAL caused less trauma to the patients' tissue and less blood loss, leading to faster patient recovery. A position paper by the UAL Task Force, highlights the advantages of UAL over conventional liposuction, which include reduced blood loss and damage to adjacent structures, less post-operative bruising and swelling, a shorter recovery period and an ability to remove more fat per procedure.


HISTORY OF THE COMPANY. In September, 1995, the Company acquired an option for the exclusive world-wide rights to market and sell a patented ultrasonic system (the "System") which has received clearance under a 510(K) from the United States Food & Drug Administration ("FDA") to be marketed for use in ultrasonic fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. Although the FDA clearance is specific for soft tissue aspiration, the Company will prepare additional submissions to the FDA for 510(K) clearance for the specific surgical nomenclature "lipoplasty." Until the Company has obtained this additional clearance, the System cannot be marketed as a lipoplasty device.

In December, 1995, the Company entered into an exclusive world wide license agreement for the patented System, all improvement patents, foreign patents and related technology. The License Agreement also gives the Company the exclusive rights to utilize the 510(K) clearance to market the System for use in fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. In December, 1995, the Company also acquired the world wide (except for the former Soviet Union) rights for a tip design which is expected to improve UAL results in certain applications. The System is currently being sold in the United States and is also used clinically in the United States under the auspices of the Ultrasound Assisted Lipoplasty Task Force (the "UAL Task Force"), which includes representatives of the American Society for Aesthetic Plastic Surgery ("ASAPS"), the American Society of Plastic and Reconstructive Surgeons ("ASPRS"), the Plastic Surgery Educational



                                                                        Page-25-

Foundation ("PSEF"), the Aesthetic Surgery Education and Research Foundation ("ASERF") and the Lipoplasty Society of North America ("LSNA"). The Company also has distribution arrangements for the sale of the System in Europe, Latin America and Asia, Pacific Rim.

In November, 1996, the Company incorporated its wholly-owned subsidiary, Lisonix, Inc., to market and distribute the System for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery and to research, develop, market and distribute related surgical devices and products. In December, 1996, the Company incorporated its wholly-owned subsidiary, MDA Capital, Inc., to provide financing and leasing to doctors, hospitals and clinics for medical equipment, including the System.

The Company is also developing a smaller System for use in head and neck applications and has developed a patent pending skin button for protection of the incision site. Additionally, the Company will continue to actively pursue licensing agreements and patents to acquire exclusive holdings and secure proprietary technology.

The System has been used clinically in the United States under the auspices of the Ultrasound Assisted Lipoplasty Task Force (the "UAL Task Force"), which includes representatives of the American Society for Aesthetic Plastic Surgery ("ASAPS"), the American Society of Plastic and Reconstructive Surgeons ("ASPRS"), the Plastic Surgery Educational Foundation ("PSEF"), the Aesthetic Surgery Education and Research Foundation ("ASERF") and the Lipoplasty Society of North America ("LSNA"). The UAL Task Force has issued a position paper which states that the FDA "has provided a 510(K) to Medical Device Alliance, Inc., manufacturer of an ultrasonic device for soft tissue removal in plastic
surgery....However, the FDA has not given approval of any ultrasonic device for the specific purpose of lipoplasty. Clinical use of ultrasonic devices by plastic surgeons for lipoplasty is therefore considered `off label' by the FDA, although such use is not necessarily illegal or inappropriate."


STRATEGY. The strategic objective of the Company is to become the leader in UAL devices and accessory equipment. The Company already has an advantage by having the only ultrasonic device with FDA marketing clearance in the United States for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery. The Company's rights to the patented System, all improvement patents, foreign patents and related technology, along with the rights to existing accessory technology, provide the Company with the advantage to react rapidly to meet the increased interest and demand for UAL devices and technology. Specifically, the Company believes it can:

         CAPITALIZE ON THE ADVANTAGES OF UAL OVER TRADITIONAL SUCTION LIPECTOMY (LIPOSUCTION) TECHNIQUES. Proponents of UAL and surgeons who have used UAL report that it is a safe method of body contouring with a number of advantages over traditional liposuction techniques. In addition to being less physically demanding for the surgeon, UAL is reported to allow greater suction volumes per patient with significantly less blood loss and better control of surface contour. UAL may also enhance contraction of the skin overlying the treated areas. The traumatic nature of traditional liposuction techniques makes bleeding an inherent problem and the lack of specificity of the suction cannula in traditional liposuction makes injury of other important body structures (i.e.



                                                                        Page-26-
         nerves and connective tissue) a potential problem. Contour irregularity from traditional liposuction is the most common complaint associated with the procedure. Despite the potential complications of traditional liposuction techniques, it is the most commonly performed aesthetic procedure performed in the United States today.

         CAPITALIZE ON THE ADVANTAGES OF THE SYSTEM OVER OTHER UAL DEVICES UNDER DEVELOPMENT. The Company has the exclusive worldwide rights to an ultrasonic unit which has been developed for the safe and effective removal of soft tissue (i.e. fat cells). The System has several feedback circuits that assist the surgeon in monitoring the rate and efficiency of fat removal. Following the insertion of the cannula into a subcutaneous fat deposit, the ultrasonic energy delivered through the cannula causes the fat to liquefy so that it can be removed via aspiration into a collection receptacle. Only a single pass is necessary through the fat tissue, instead of the numerous cross-channeling required in traditional liposuction techniques, thus the duration of surgery shortened. The incorporation of an aspiration tube conduit in the cannula also provides a superior degree of efficiency, control and safety. Ultrasonic units in use in Europe incorporate a "solid" probe which offers no interpretive feedback to the surgeon who cannot visualize the amount of fat removed, unlike the System which incorporates concurrent fat removal through a hollow probe. Use of a solid probe also prolongs the duration of the procedure, as the removal of the fat must take place after the emulsification.

         IMPROVE THE EQUIPMENT, INCLUDING PATENTED CANNULA TIPS AND ACCESSORY EQUIPMENT. The Company's System has a handpiece which is manufactured of medical grade thermoplastics and titanium. Internal sealant allows the handpiece to be sterilized via autoclave or ETO sterilization and the lightweight, ergonomic design allows for ease of use without fatigue. The System incorporates an infusion pump which allows for flushing of the surgical site and various other accessories are available, including an optional vacuum pump and standard aspiration tubing sets. The System's titanium alloy probes (cannulas) are manufactured from hi-tech alloy metals and are precisely bored and tuned to deliver and maintain a constant axial vibration with no transverse (sideways) vibration which prevents hot spots from developing along the probe. The patented probe tip, with a truncated inverted cone design, is the most efficient probe tip configuration which captures and disintegrates fat tissue in the immediate proximity of the tip. In addition, the tip's shape helps to push the liquefied fat up the probe shaft, speeding the removal of the aspirant and preventing clogging of the probe. The Company is also developing another System, which will be introduced in 1997, for use in facial and neck applications. The Company has developed a patent pending "skin button" designed to prevents abrasion at the incision site and is also developing disposable ancillary devices and equipment for use in fat removal procedures.



                                                                        Page-27-

PRODUCTS. The Company has the exclusive world-wide marketing and sales rights to the LySonix(TM) 2000 Ultrasonic System (the "System"). The System consists of an elongated rigid tube (the cannula) which is inserted through a small incision into subcutaneous fat tissue. Ultrasonic energy is applied directly to the fat targeted for removal. The fat is liquefied and aspirated from the surgical site using the patented cannula. The ultrasonic energy delivered through the cannula is of a range whereby other body tissue, such as muscle, connective tissue, nerves and blood vessels are not easily injured, unlike traditional liposuction technique which requires that channels be cut through all tissue at the surgical site.

The System has several feedback circuits that assist the surgeon in monitoring the rate and efficiency of fat removal. Following the insertion of the cannula into a subcutaneous fat deposit, the ultrasonic energy delivered through the cannula causes the fat to liquefy so that it can be removed via aspiration into a collection receptacle. Only a single pass is necessary through the fat tissue, instead of the numerous cross-channeling required in traditional liposuction techniques, thus the duration of surgery shortened. The incorporation of an aspiration tube conduit in the cannula also provides a superior degree of efficiency, control and safety.

The Company owns the exclusive, world-wide marketing and sales rights to the LySonix(TM) 2000 Ultrasonic System, including all proprietary and patented technologies incorporated into the System: advanced ultrasonic circuitry; finely crafted titanium alloy probes; and patented cannula tip designs. The generator creates an electronic signal which is applied through a cable assembly to the handpiece. The handpiece converts the electrical energy to mechanical vibrations which are amplified by the titanium probe. Both the handpiece and probe are hollow, which allows the emulsified tissue to be aspirated from the path created at the cannula tip. The generator constantly monitors and maintains a consistent energy amplitude through the use of advanced ultrasonic circuitry so that, as tissue density changes when the probe is passed through the tissue plane, the generator's internal circuitry senses any increased or decreased tissue resistance and automatically adjusts the power needed to maintain the correct amplitude. The System's advanced circuitry also incorporates safety features which protect the patient, operator and ancillary personnel during a procedure. Any electrical, mechanical or electrical ground fault automatically shuts down the System.

The Company has also obtained marketing rights for other proprietary products, including a patented tip design which is expected to improve UAL results in certain applications and a skin button for protection of the incision site.


MARKETING. The Company has been working with the UAL Task Force to present education programs in the United States for use of the System in soft tissue aspiration. The Plastic Surgery Educational Foundation (PSEF), in conjunction with the UAL Task Force, has scheduled training sessions where surgeons can receive Certified Medical Education ("CME") accreditation in UAL and over 2,000 surgeons are expected to attend such CME training sessions in 1997 alone. In the United States, the Company sells directly to surgeons, hospitals and surgical centers utilizing technical sales and training representatives. For international sales, the Company has distribution arrangements with



                                                                        Page-28-
established medical device companies specializing in plastic and reconstructive surgery for Europe, Latin America and Asia, Pacific Rim.

LICENSES AND PATENTS. The Company has actively pursued long-term licensing agreements and patents to acquire and secure proprietary technology.

In 1995, the Company entered into a license agreement with Misonix, Inc. ("Misonix"), giving MDA exclusive world-wide marketing and sales rights for Misonix's ultrasonic soft tissue aspiration medical device. Pursuant to the license agreement, the Company will pay Misonix aggregate licensing fees, over time, of approximately $500,000, plus royalties based upon net sales of the System. As part of the licensing agreement, the Company has also agreed to reimburse Misonix for certain product development expenditures, up to a maximum of $30,000 per month.

Certain of the Company's agreements require substantial financial and performance obligations by the Company.

Additionally, the Company intends to file application(s) with the FDA for 510(K) marketing clearance for the specific surgical nomenclature "lipoplasty." The Company will also file patent applications for new developments in ultrasonic technology for use in UAL and UBC, as applicable and any other developments in related medical devices.


PROPERTIES. The Company leases approximately 5,000 square feet of office space in Las Vegas, Nevada, as headquarters for the Company. The Company's subsidiary, Lisonix, Inc., leases approximately 61,132 square feet of office, manufacturing and warehouse space in Carpinteria, California. The Company considers its facilities to be in good condition.


LEGAL PROCEEDINGS As of March 31, 1997, neither the Company nor any officer or director of the Company is a party to any pending legal proceedings relating to the Company and no such proceedings are known to be contemplated.



                                                                        Page-29-

B.       INDUSTRY AND COMPETITIVE ANALYSIS

INDUSTRY TRENDS. Within the medical industry, physicians are facing declining incomes as a result of healthcare cost-containment and many have turned to nonreimbursed aesthetic procedures to supplement their practices. This trend, combined with an aging population which is increasingly willing to spend disposable income on remedies that delay the symptoms of aging, is expected to increase the number of cosmetic procedures in the United States and worldwide well into the 21st century.

Suction lipectomy ("liposuction") is the most common procedure performed in aesthetic surgery today, with an estimated 350,000 procedures performed in the United States per year. Current liposuction techniques require the use of a cannula inserted into the subcutaneous (under the skin) fat tissue and the application of suction. Once suction has begun, the cannula is moved back and forth in a piston-like motion (not side to side), creating channels through the fat as the tissue is aspirated by suction. Unless the amount of fat being removed is very small, a second series of intersecting channels is created through a second incision. Although fat tissue is removed, complications can result from the movement of the cannula, including damage to connective tissue, blood vessels and nerves.

Unlike current liposuction techniques, UAL differs significantly by liquefying body fat using a specific ultrasonic energy delivered through a cannula or probe. The energy generated by sound waves at the cannula tip causes emulsification of fat cells. The liquefied fat is concomitantly removed from the body by suction. UAL has been practiced in Europe and South America for almost a decade. Recent improvements in equipment and technique appear to reduce the risk of complications and, as a result, UAL is receiving significant attention from plastic surgeons around the country. Advances in technology have also resulted in ultrasonic equipment and probe designs which are safer and more effective. Results of trials in Europe, presented to the American Society of Aesthetic Plastic Surgery, showed that UAL caused less trauma to the patients' tissue and less blood loss, leading to faster patient recovery. A position paper by the UAL Task Force, highlights the advantages of UAL over conventional liposuction, which include reduced blood loss and damage to adjacent structures, less post-operative bruising and swelling, a shorter recovery period and an ability to remove more fat per procedure.

Ultrasound energy is sound energy above 20kHz (the upper threshold for human hearing). Ultrasound energy is used in many common medical applications, including diagnostic imaging, ultrasonic dissection, cancer therapy and lithotripsy ("shock wave" applied for spot-specific tissue destruction). The fundamental basis of ultrasound's utility in medical applications is its differential absorption and transmittal of energy through different tissue types. The amount of collagen and the relative water and/or fat content of a cell are the critical factors in determining the effect of ultrasound on soft tissue. Tissues high in collagen (which has a high resistance to ultrasonic absorption), such as vessel walls and organ covering, are relatively resistant to the action of ultrasound compared to cells and tissues with little collagen and a high water or fat content. The difference between the level of ultrasonic absorption by fat and by surrounding tissue enables the System to liquefy the fat without injuring surrounding tissue. Surgeons have confirmed that the System maintains cutaneous integrity and enhances skin contraction after removal of soft tissue.



                                                                        Page-30-

There are numerous published reports of clinical applications of ultrasound energy to dissect, emulsify or fragment tissues prior to removal by aspiration. The first use of ultrasound in this manner was for the removal ("phaecoemulsification") of cataracts and today ultrasonic devices are used in neurosurgery and laparoscopic and endoscopic surgeries such as liver resection, laparoscopic removal of the gall bladder, laparoscopic removal of the adrenal gland, removal of tumors of the central nervous system and transurethal resection of the prostate. The clinical applications of ultrasound energy demonstrate the precision allowed by the sensitivity differential of various tissues and structures to ultrasonic action. Post-operative complications and blood loss are minimized due to the preservation of critical structures such as blood vessels, nerves, ducts and organ capsules.

UAL is performed using a tumescent technique (the area is infused with saline solution, sometimes containing a local anesthetic). Ultrasonic energy is applied to the fat tissue in the subcutaneous plane using a solid or hollow titanium probe which effectively "liquefies" the fat by cellular fragmentation. The liquefied fat, along with the infused fluid, forms a stable fatty emulsion which can be either simultaneously or subsequently extracted from the subcutaneous space using low volume suction and small suction cannulas.

The LySonix(TM) 2000 Ultrasonic System consists of an elongated rigid tube (the cannula) which is inserted through a small incision into subcutaneous fat tissue. Ultrasonic energy is applied directly to the fat targeted for removal. The fat is liquefied and aspirated from the surgical site using the patented cannula. The ultrasonic energy delivered through the cannula is of a range whereby other body tissue, such as muscle, connective tissue, nerves and blood vessels are not easily injured, unlike traditional liposuction technique which requires that channels be cut through all tissue at the surgical site.

The System has several feedback circuits that assist the surgeon in monitoring the rate and efficiency of fat removal. Following the insertion of the cannula into a subcutaneous fat deposit, the ultrasonic energy delivered through the cannula causes the fat to liquefy so that it can be removed via aspiration into a collection receptacle. Only a single pass is necessary through the fat tissue, instead of the numerous cross-channeling required in traditional liposuction techniques, thus the duration of surgery shortened. The incorporation of an aspiration tube conduit in the cannula also provides a superior degree of efficiency, control and safety.



                                                                        Page-31-

COMPETITION. Several companies worldwide are pursuing various levels of devices for use in UAL. The Company believes that, at this time, it is the only entity which has marketing clearance in the United States for fragmentation and aspiration of soft tissue in plastic and reconstructive surgery.

A limited number of companies are involved in developing ultrasonic units for use in UAL. The Company has identified 4 competitors that presently have ultrasonic units in the developmental and/or clinical stages: SMEI (Italy); Medicamat (Laboratory Sebbin) (France); Morwel (Tucson, Arizona) and Mentor Corporation (Santa Barbara, California). The SMEI and Medicamat ultrasonic systems have been used by surgeons in the United States and Europe, although, to the best of the Company's knowledge, neither system has received any regulatory approvals in the United States. The SMEI system utilizes a solid cannula, which prohibits the concurrent removal of the emulsified fat which must be subsequently removed by suction, thus prolonging the procedure. Surgeons have reported that the Medicamat system does not supply enough energy to offer significant advantages over traditional liposuction techniques. To the best of the Company's knowledge, Mentor Corporation has not yet begun commercial sales in the United States or Europe.

In addition to the System, the Company plans to market accessory equipment, replacement cannula, a smaller System for use in head and neck applications, a patent pending skin button for protection of the incision site and continued upgrades and improvements on the System.


GOVERNMENT REGULATION.

The production, marketing and distribution of medical devices are subject to regulation by various government authorities both in the United States and other countries.

In the United States, the Company's medical device products are regulated by the FDA through the Federal Food, Drug & Cosmetic (FD&C) Act. The FD&C Act and various other federal and state statutes control and otherwise impact the development, manufacture, testing, storage and distribution of the Company's products.

Any company engaged in the manufacture, processing or distribution of a medical device is subject to regulations enforced by FDA. The level of regulation or control is determined by the "Class" in which a device is placed by the agency.

Class I medical devices are subject to "General Control" requirements which include facility registration, device listing, Premarket Notification and Good Manufacturing Practices (GMP). Class II devices are subject to certain performance standards as well as general controls. Additionally, Class III devices must be proven to be substantially equivalent to devices marketed before the Medical Device legislation was mandated (May 28, 1976) or may be required to have appropriate clinical studies performed and an approved Premarket Approval
(PMA) application from FDA.

Before a company intends to market a device for the first time, it must submit a Premarket Notification to FDA. Various information is required in the submission including identification of the device and



                                                                        Page-32-
facility, proposed labeling and statements indicating how the device is similar to and/or different from other comparable products already in commercial distribution. The FDA can issue a 510(K) marketing clearance for medical devices or may require additional submissions to support evidence of the safety and/or efficacy of a medical device.

Medical device companies must also conform to FDA's Good Manufacturing Practices
(GMP). These regulations dictate the methods, facilities and controls used in the manufacture, packaging, storage and distribution of medical devices. The GMP identify the essential elements of the quality assurance program.

Some medical devices are intended only to be used for investigational purposes. The FD&C Act authorizes FDA to exempt these manufacturers from certain requirements, allowing distribution for use on humans without Premarket Approval. FDA grants this exemption through an Investigational Device Exemption
(IDE) and only to studies gathering safety and effectiveness data.


INTERNATIONAL. Internationally, a medical device is subject to various regulatory authorities and the controls vary widely from country to country. Approval methods and timing of submissions will depend on the device product being distributed and each country's regulatory requirements. Additionally, many countries accept and will utilize data collected in support of a U.S. FDA market clearance application (510 (K)). The Company will exercise this approach when appropriate.


C.       HISTORICAL PERFORMANCE

The following is summary financial information for the Company. The information listed below for the fiscal years ended December 31, 1995 and December 31, 1996 is unaudited, has been supplied by the Company and is subject to change upon the completion of an audit.


                                                                $'S IN 000'S
                                                Fiscal Year
                                         Ending December 31, 1995            Ending December 31, 1996
                                         ------------------------            ------------------------
Revenues                                               $0                             $294

Gross Profit                                            0                             213

Total Expenses                                         82                            2,008

OPERATING INCOME (LOSS)                              $(82)                         $(1,795)




                                                                        Page-33-

D.       PROJECTED OPERATING RESULTS

Projected operating results are management's projections based on assumptions of market growth and the competitive advantages of the Company's products as discussed in this information memorandum. These figures represent management's estimates and there are no assurances that the following results will be achieved during the periods indicated.


                                                                                    $'S IN 000'S
                                                                                     Projected
                                                                           Fiscal Year Ending December 31,
                                                                    1997           1998         1999         2000
                                                                    ----           ----         ----         ----

Revenue
         Devices                                                $40,590          55,623        67,086       85,272
         Accessories/Disposables                                  4,710          13,165        23,172       32,301

Net Income before taxes                                          15,402          21,338        28,883       42,327


E.    PROJECTED EQUITY CAPITALIZATION

                                                                                  $'S IN 000'S
                                                                          Projected as of  December 31,
                                                    At Closing        1997            1998           1999           2000
                                                    ----------        ----            ----           ----           ----
Common Stock(1)                                     $ 8,454          $8,454          $8,454         $8,454           $8,454
Preferred Stock(2)                                    7,000           7,000           7,000          7,000            7,000

Retained Earnings                                    (1,877)(3)      13,525          34,863         63,746           92,628

         Total Equity                               $13,577          28,979          50,317         79,200          108,083

(1) The Company anticipates that it will need additional capital in 1998 to pursue targeted acquisitions. This capital may potentially be raised through an initial public offering or a private placement of debt or equity. There is no assurance that the Company will be able to raise this additional capital and the inability to do so will have a material adverse impact on the Company and on investor returns.



                                                                        Page-34-

(2) The Company reserves the right to sell an additional 333,334 shares of Common Stock in this Offering.

(3)      Unaudited and subject to change upon completion of an audit.

                         VI. MANAGEMENT AND KEY ADVISORS

ENTREPRENEURIAL EXPERIENCE

The Company has assembled an experienced and skilled group of business and technical managers in its organization. The individuals involved have strong backgrounds in medical products development and manufacture.

The Board of Directors and operational management are especially accomplished in founding and building successful medical and biotechnology firms. Within recent years, they have created companies that have been acquired by 3M Corporation, Johnson & Johnson, Union Carbide Corporation and the public stock market.

Collectively, this assembly of experienced business and technical personnel represents a strong foundation for the successful development, manufacture and marketing of medical devices for use in UAL, UBC and related applications.

Each of the consultants, key management and all employees of the Company have signed an Intellectual Property and Confidentiality Agreement. No employee has a long term employment agreement. There is no key man insurance policy on any of the Company's officers, directors, or executives.


KEY PERSONNEL

JOHN GIMBEL

Chief Executive Officer and Director

Mr. Gimbel joined Medical Device Alliance, Inc. (the "Company") in October, 1996. Mr. Gimbel is a senior executive with worldwide experience in strategic and operational planning, sales and marketing and general management of both start-up and Fortune 500 companies. Prior to joining the Company, Mr. Gimbel was President of Valutravel, Inc. in San Francisco, with responsibility for managing daily operations, marketing and profit/loss for a multi-branch, leisure focused travel management company and increased sales from $1 million to $20 million annually in two years. From 1972-1994, Mr. Gimbel worked for United Airlines, Inc. ("UAL") as a Vice President and Division Head, Vice President of Base Maintenance Operations, Vice President of Engine Maintenance, Vice President of Maintenance Planning and Finance and Vice President, Sales. While working for UAL, Mr. Gimbel



                                                                        Page-35-
was responsible for the management of a $900 million division with 2,300 employees and a $400 million annual profit. Mr. Gimbel has experience in reducing maintenance cycle time, reducing costs, staff productivity and growth of a start-up business through sales and acquisitions. Mr. Gimbel has a BSBA in Marketing and an MBA in Logistics from the Pennsylvania State University.


DONALD K. MCGHAN

Chairman of the Board and Director

Mr. McGhan is a founder of the Company and has served as a Director since 1995. Mr. McGhan concurrently serves as a Director of PDT, Inc. (Nasdaq: PDTI) of Santa Barbara, California, an emerging medical technology company. Since 1989, Mr. McGhan and his management team have been instrumental in raising over $70 million of capital in private and public offerings for PDTI for use in research and development. Mr. McGhan also concurrently serves as Chairman of the Board of Directors and President of INAMED of Las Vegas, Nevada. INAMED (1995 Annual
Sales: $82 million) develops, manufactures and markets medical devices for the health care industry through sixteen operating subsidiaries including wholly-owned subsidiaries in the United Kingdom, Europe, South America, Mexico and Asia Pacific. Previously, Mr. McGhan was Founder, Chairman of the Board and Chief Executive Officer of McGhan NuSil Corporation, which was acquired by Union Carbide Corporation in 1990. Mr. McGhan was previously Founder, Chairman of the Board and Chief Executive Officer of Immulok, Inc. which was acquired by Ortho Diagnostic Systems, Inc., a wholly-owned subsidiary of Johnson & Johnson, Inc., in 1983. Mr. McGhan was previously Founder, President, Chairman of the Board and Chief Executive Officer of McGhan Medical Corporation, which was acquired by Minnesota Manufacturing and Mining (3M) in 1976.


CERTAIN TRANSACTIONS. In connection with the organization of the Company, 2,900,000 shares of Common Stock at a price of $0.05 per share were issued to officers, directors, consultants and the MDA Equity Performance Limited Partnership (see below), of which: 100,000 shares each were issued to Donald K. McGhan and John Gimbel; 400,000 shares were issued to the Limited Partnership; and the remaining shares were issued to consultants of the Company.

In addition, in November, 1995, founders, officers, directors and consultants of the Company purchased 2,400,000 shares of Common Stock of the Company at a price of $0.50 per share to raise the capital needed to complete the exclusive licensing agreement with Misonix, Inc. and to repay advances made to the Company by founders and directors for working capital.

In 1995, the Company's Board of Directors sold 400,000 shares of Common Stock (see above) to an investment limited partnership organized for the purpose of conveying ownership interest in the Company to future key employees and consultants, as selected by the General Partner(s). The terms of each Limited Partnership unit purchase will be governed by a limited partnership agreement and a limited partner's unit may be forfeited upon certain events, such as termination for cause.


                                                                        Page-36-

The Company has also granted an option to Misonix, Inc. to purchase up to 100,000 shares of the Company's Preferred Stock, convertible on a one-to-one basis into Common Stock, at a price of $1.00 per share.


                                                                        Page-37-

In March, 1997, the Company completed an offering of Common Stock under a Private Placement Memorandum dated November 1, 1996 (the "Common Stock Offering") in which the Company sold 1,500,000 shares of Common Stock at $5.00 per share to Accredited Investors. In connection with the Common Stock Offering, the Company issued warrants which are convertible into a total of 57,655 shares of Common Stock at a price of $5.00 per share.



                       VII. DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue up to 50,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock to be divided into such classes or series as the Board of Directors may determine. As of March 31, 1997, 6,800,000 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding.

COMMON STOCK

Each holder of Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Subject to the preferences of the Series A Preferred Stock described below, each holder of Common Stock is entitled to share ratably in distributions to shareholders, to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding up of the Company, is entitled to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no conversion, pre-emptive or other rights to subscribe for additional shares and are not subject to redemption or sinking fund provisions. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Of the outstanding shares of Common Stock, all shares are subject to first right of refusal repurchase by the Company or, if the Company does not exercise its right to repurchase, then the shareholders of the Company have the first right of refusal to purchase the shares at the same terms as offered, in writing, to the shareholder who is selling such shares.

The Company has agreed to issue to purchasers of Common Stock through the Common Stock Offering additional shares of Common Stock, for no additional consideration, if the Company from time to time until the Company completes an initial public offering (an "IPO") of its Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") filed under the Securities Act of 1933, as amended (the "Act"), if the Company subsequently completes any private placement sales of Common Stock, or any preferred stock of the Company convertible into or exchangeable for Common Stock of the Company, (each a "Private Placement") or an IPO at a purchase price lower than $5.00 per share in the case of Common Stock, or with a conversion price or exchange rate lower than $5.00 per share in the case of any preferred stock, adjusted for stock splits,



                                                                        Page-38-
stock dividends or recapitalization, sufficient to have the effect of reducing the price per share to the price per share (or conversion price or exchange rate as applicable), as adjusted, that shares of Common Stock or preferred stock are sold in a private placement or an IPO, excluding stock sales made to officers, directors, employees or agents in the normal course of business.

The Company has also agreed to provide registration rights for the purchasers of Common Stock in the Common Stock Offering (the "Common Stockholder"). For the period commencing with the issuance of the Shares and terminating two years after the Effective Date as defined below, if at any time the Company shall propose to register any of its shares for sale or disposition for its own account for cash under the Act in a public offering, including the Company's IPO, other than a registration relating to its employee benefit plans, the Company shall give to the Common Stockholder at least thirty (30) days' written notice prior to the filing thereof and in any underwriting involved therein, a portion of the Common Stockholder's Shares which are specified in a written request, or requests, made by the Common Stockholder within ten (10) days after receipt of such written notice from the Company by the Common Stockholder (the "Piggyback Registration Rights"). The Piggyback Registration Rights shall be conditioned upon the Common Stockholder's participation in any underwriting relating to the Company's registered public offering. The implementation of these registration rights will be subject to the approval of the underwriter, in its sole discretion, and will be in proportion to the shares sold by the Company. For example, if the Company agrees to sell 10% of the outstanding shares, then the Investors who have these Piggyback Registration Rights would be entitled to sell, on a pro rata basis among themselves, up to 10% of their shares. The utilization of Piggyback Registration Rights would include the obligation of the Common Stockholder to pay all underwriting commissions with respect to the shares sold by the Common Stockholder and to pay a pro rata share of all registration expenses and fees, including legal, accounting and printing expenses.

In addition, from time to time, the Company has agreed to register the Common Stockholder's Shares, at its expense, on registration statements or Form S-3 after the date upon which the Company meets the requirements to register Investor's Shares on a Form S-3.

The Company has also granted Piggyback Registration Rights to shareholders who purchased shares in November, 1995, covering 2,400,000 shares.


SERIES A PREFERRED STOCK

Each holder of Series A Preferred Stock shall be entitled to vote on all matters placed before the Company's shareholders for vote and shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.



                                                                        Page-39-

The Company has agreed to issue to purchasers of Series A Preferred Stock hereunder (the "Investor"), additional shares of Series A Preferred Stock, for no additional consideration, if the Company from time to time until the Company completes an initial public offering (an "IPO") of its Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") filed under the Securities Act of 1933, as amended (the "Act"), if the Company subsequently completes any private placement sales of Common Stock, or any preferred stock of the Company convertible into or exchangeable for Common Stock of the Company, (each a "Private Placement") or an IPO at a purchase price lower than $6.00 per share in the case of Common Stock, or with a conversion price or exchange rate lower than $6.00 per share in the case of any preferred stock, adjusted for stock splits, stock dividends or recapitalization, sufficient to have the effect of reducing the price per share to the Investor to the price per share (or conversion price or exchange rate as applicable), as adjusted, that shares of Common Stock or preferred stock are sold in a private placement or an IPO, excluding stock sales made to officers, directors, employees or agents in the normal course of business.

The Company has also agreed to provide registration rights for the purchasers of Series A Preferred Stock hereunder. For the period commencing with the issuance of the Shares and terminating two years after the Effective Date as defined below, if at any time the Company shall propose to register any of its shares for sale or disposition for its own account for cash under the Act in a public offering, including the Company's IPO, other than a registration relating to its employee benefit plans, the Company shall give to the Investor at least thirty
(30) days' written notice prior to the filing thereof and in any underwriting involved therein, a portion of the Investor's Shares which are specified in a written request, or requests, made by the Investor within ten (10) days after receipt of such written notice from the Company by the Investor (the "Series A Piggyback Registration Rights"). The Series A Piggyback Registration Rights shall be conditioned upon the Investor's participation in any underwriting relating to the Company's registered public offering. The implementation of these registration rights will be subject to the approval of the underwriter, in its sole discretion, and will be in proportion to the shares sold by the Company. For example, if the Company agrees to sell 10% of the outstanding shares, then the Investors who have these Series A Piggyback Registration Rights would be entitled to sell, on a pro rata basis among themselves, up to 10% of their shares. The utilization of Series A Piggyback Registration Rights would include the obligation of the Investor to pay all underwriting commissions with respect to the shares sold by the Investor and to pay a pro rata share of all registration expenses and fees, including legal, accounting and printing expenses.

In addition, from time to time, the Company has agreed to register the Investor's Shares, at its expense, on registration statements or Form S-3 after the date upon which the Company meets the requirements to register Investor's Shares on a Form S-3.

Each share of Series A Preferred Stock shall be convertible, at the option of the Investor, at any time up to six (6) months after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, into one (1) fully paid and nonassessable share of Common Stock (the "Conversion Ratio"). The Conversion Ratio shall be adjusted in the case of stock splits, combinations, certain dividends and distributions, reclassification, exchange and substitution, all



                                                                        Page-40-
as described in the Form of Certificate of Determination of Preferences of Preferred Stock of the Company attached as Exhibit A to the Investment Agreement.

Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Ratio immediately upon (i) the closing of an IPO as defined hereof; (ii) the effective date of: a consolidation or merger of the Company with or into another corporation or corporations; a consolidation or merger in which the Company is a constituent corporation, it survives the consolidation or merger and its shareholders receive capital stock of another corporation; or a sale of all or substantially all of the assets of the Company, provided, however, that one of the other constituent corporations, the acquiring corporation or the parent of any such corporation has at that time a class of securities publicly traded on a national securities exchange or quoted on a national quotation system; or (iii) on the date which is six (6) months from the date of issuance of the Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $6.00 per share plus an amount equal to all declared and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up and no more. If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts as aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts as aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive, out of any remaining assets of the Company available for distribution to its shareholders, an amount equal to the full preferential amount paid to the holders of the Series A Preferred Stock as aforesaid, which amount shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder. If any such remaining assets shall be insufficient to permit the payment to the holders of the Common Stock of the full preferential amounts set forth in the preceding sentence, then all of such remaining assets shall be distributed ratably to the holders of Common Stock, based on the number of shares of Common Stock held by each holder. After the payment or distribution of the full preferential amounts set forth above, all of the remaining assets available for distribution to shareholders shall be distributed ratably to the holders of both the Series A Preferred Stock and the Common Stock, based upon the number of shares of either class held by each holder.

The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cash dividends at a rate of $0.50 per share per annum, before any dividend is paid on Common Stock. Such dividends may be payable quarterly or otherwise as the Board may from time to time determine. The right to such dividends on Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A



                                                                        Page-41-

Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest. The right to such dividend shall lapse upon conversion of the Series A Preferred Stock into Common Stock to the extent any dividend is declared payable on the Series A Preferred Stock. Unless dividends on the Series A Preferred Stock at the foregoing annual rate for the then current fiscal quarter shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no money shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events including the termination of their employment or consulting arrangement.


REPORTS TO SHAREHOLDERS

The Company intends to furnish its shareholders with audited financial statements on an annual basis.


                 VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company has executed Indemnification Agreements with its officers and directors, so as to provide them with the maximum protection permitted by law. The Company has agreed to indemnify its officers and directors against third party proceedings, proceedings by or in the right of the Company, expenses of successful party, advances of expenses, indemnification upon or advance application, and partial indemnification of expenses, judgments, fines or penalties under the governing laws of the state of Nevada.


                           IX. ADDITIONAL INFORMATION

The Company will make available, prior to the consummation of this offering, to each prospective investor and such prospective investor's representatives and advisors, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information, which the Company possesses or can obtain without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished to such prospective



                                                                        Page-42-
investor. Any such questions should be directed to: Chairman of the Board, Medical Device Alliance, Inc., 3800 Howard Hughes Parkway Suite 1800, Las Vegas, Nevada, 89109; telephone number 702/791-2910. No other person has been authorized to give information or to make any representations concerning this offering, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company.



                                                                        Page-43-

                                   X. EXHIBIT

                              Investment Agreement



                                                                        Page-44-

                                     EXHIBIT


                          MEDICAL DEVICE ALLIANCE, INC.

                              Investment Agreement


                                                                        Page-45-